United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 July 18, 2024

Date of Report (Date of earliest event reported)

A SPAC II Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-41372	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

289 Beach Road #03-01 Singapore 199552	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6818 5796

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, with no par value, one-half of one redeemable warrant and one right to receive one-tenth of one Class A ordinary share	ASCBU	The Nasdaq Global Market LLC
Class A ordinary shares included as part of the units	ASCB	The Nasdaq Global Market LLC
Rights included as part of the units	ASCBR	The Nasdaq Global Market LLC
Warrants included as part of the units	ASCBW	The Nasdaq Global Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01. Regulation FD Disclosure

As previously disclosed in its definitive proxy statement dated as of July 5, 2024 (“Definitive Proxy Statement”), A SPAC II Acquisition Corp. (the “Company”) will hold an extraordinary general meeting of its shareholders on July 23, 2024 (the “Special Meeting”) to consider and vote upon the Extension Amendment Proposal (as defined in the Definitive Proxy Statement) and, if necessary, the Adjournment Proposal (as defined in the Definitive Proxy Statement).

The Company has identified two potential business combination target companies, one in the biofuel technology sector (the “Potential Biofuel Target”), and the other in the copper mining sector (the “Potential Mining Target,” collectively, the “Potential Targets”) for an initial business combination (the “Potential Business Combination”). The Company believes the Potential Business Combination with either Potential Target would represent a compelling opportunity for the Company to complete its initial business combination and has entered into a non-exclusive letter of intent with each of the Potential Targets. Neither letters of intent contemplate a minimum cash closing condition. Such letters of intent have no legal binding effect on either the Company or the Potential Targets.

The Potential Biofuel Target is based in Vietnam, and according to the Potential Biofuel Target, it is one of the leading manufacturers of ethanol in Vietnam, with operators having over two decades of history and experience in the industry.

According to the Potential Biofuel Target, it operates a bio-ethanol factory, specializing in producing high-quality ethanol products, such as 99% fuel ethanol, which is blended with traditional gasoline for vehicle use, 95%-95.5% solvent alcohol to be used in paint thinners, inks, and cleaning solvents, and 96% food alcohol for use in the alcohol processing and cosmetics industries. Byproducts from ethanol production, namely carbon dioxide and organic matter, are sold as liquid carbon dioxide used in the food preservation and oil extraction industries, and as animal feed products.

According to the Potential Biofuel Target and its local regulatory non-PCAOB audit reports, the Potential Biofuel Target is EBITDA positive and has been EBITDA positive since 2022, and believes it is well positioned to take advantage of the potential growth in the biofuel markets locally and internationally. In particular, in 2018, the Vietnamese government had issued a decree mandating a 5% RON92 ethanol blend in gasoline, and there are further reports that the government intends to extend this to all fuel types, including RON 95 in 2025, potentially increasing the demand for ethanol for as much as 400% according to some estimates.

The Potential Mining Target is based in Nepal and, according to the Potential Mining Target, has a high-potential copper mine project in Baglung District, Gandaki Province, Nepal, which taps into the Himalayan region’s rich mineral deposits. According to the Potential Mining Target, it is currently in the exploration stage, undertaking airborne geophysics survey, geological mapping, and sampling. The Potential Mining Target believes that it is positioned to capture long term growth potential in Nepal’s copper mining industry. While subject to additional exploration work such as drilling and assays to verify and confirm the findings, the Potential Mining Target believes it has tentatively identified a potential hidden porphyry copper style and a continuous vein hosted high grade copper.

The execution of any definitive business combination agreement will be subject to certain customary conditions, including the satisfactory completion of due diligence and negotiation and preparation of documentation. There is no guarantee that the Company will enter into a definitive business combination agreement with either the Potential Biofuel Target or the Potential Mining Target, or any other companies.

Additional Information and Where to Find It

The Company has filed the definitive proxy statement dated as of July 5, 2024 (the “Definitive Proxy Statement”) to seek shareholder approval to, among other things, extend the time the Company has to consummate an initial business combination. The Company has mailed the Definitive Proxy Statement to its shareholders of record as of June 20, 2024 on or about July 8, 2024. Investors and security holders of the Company are advised to read the Definitive Proxy Statement and any amendments or supplements thereto, because these documents contain or will contain important information about the Extension and the Company. Shareholders will also be able to obtain copies of the Definitive Proxy Statement, without charge, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the Extension under the rules of the SEC. Information about the directors and executive officers of the Company and a description of their interests in the Company and the Extension are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 29, 2024 (the “Annual Report”), and the Definitive Proxy Statement which was filed with the SEC on July 5, 2024. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements made in this Current Report are forward-looking statements. When used in this Current Report, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the risk that approval of the Company’s shareholders for the Extension is not obtained; the inability of the Company to enter into a definitive agreement with respect to an initial business combination within the time provided in the Company’s amended and restated memorandum and articles of association; the level of redemptions made by the Company’s shareholders in connection with the Extension and its impact on the amount of funds available in the Company’s trust account to complete an initial business combination; and those factors discussed in the Annual Report under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 8.01. Other Events

As previously disclosed in our Current Report on Form 8-K filed with the SEC on July 27, 2023, the Company was in preliminary talks to enter into a letter of intent with a potential business combination target company in the medical technology sector (the “Potential Medical Target”). The discussions between the Company and the Potential Medical Target have ended, and the parties did not enter into a letter of intent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A SPAC II ACQUISITION CORP.

Dated: July 19, 2024
	By:	/s/ Serena Shie
		Name:	Serena Shie
		Title:	Chief Executive Officer

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